Exhibit 23(a)

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

          As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report dated January 24, 2000, incorporated by reference into the MDU Resources Group, Inc. Annual Report on Form 10-K for the year ended December 31, 1999, and to all references to our firm included in this registration statement.


/s/ ARTHUR ANDERSEN LLP

Minneapolis, Minnesota

November 7, 2000